UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2019

RHYTHM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38223	46-2159271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

222 Berkeley Street

12th Floor

Boston, MA  02116

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (857) 264-4280

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RYTM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 23, 2019, based on the recommendation of the Governance and Nominating Committee of Rhythm Pharmaceuticals, Inc. (the “Company”), the Board of Directors of the Company (the “Board”) increased the size of the Board from seven to eight members and filled the newly created vacancy on the Board by appointing Stuart Arbuckle as a director of the Company. The Board designated Mr. Arbuckle as a Class I director to serve until the Company’s 2021 annual meeting of stockholders. Mr. Arbuckle was appointed to the Compensation Committee of the Board. The Board has determined that Mr. Arbuckle is an independent director in accordance with applicable rules of the U.S. Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market.

Mr. Arbuckle currently serves as Executive Vice President and Chief Commercial Officer at Vertex Pharmaceuticals where he is responsible for the company’s reimbursement and access, sales, marketing, patient support and market research efforts within the cystic fibrosis franchise. Prior to joining Vertex, Mr. Arbuckle held several commercial leadership positions at Amgen including leading sales and marketing efforts for Amgen’s portfolio of cancer medicines, such as Aranesp®, Neulasta® injection and NEUPOGEN®, and leading the successful launches of XGEVA® injection and Nplate® injection. Most recently, he served as Vice President and Regional General Manager at Amgen, where he led efforts to expand the company’s presence in Asia, the Middle East, and Africa. Prior to these roles, Mr. Arbuckle spent 15 years at GlaxoSmithKline, where he held sales and marketing roles for medicines aimed at treating metabolic, respiratory, musculoskeletal, cardiovascular and other diseases. Mr. Arbuckle currently serves as a board member of ImmunoGen and as a national board member of Cancer Support Community, an international non-profit organization dedicated to providing support and education to people affected by cancer. He also serves on the Executive Committee and Health Section Governing Board for the Biotechnology Innovation Organization (BIO), where he is co-chair of the BIO Standing Committee on Access & Value. Mr. Arbuckle holds a B.S. in Pharmacology and Physiology from the University of Leeds in the United Kingdom.

Mr. Arbuckle will be compensated in accordance with the Company’s non-employee director compensation policy, which was adopted by the Board based on the recommendation of our Compensation Committee and is filed as Exhibit 10.1 hereto.

In addition, Mr. Arbuckle and the Company will enter into the Company’s standard indemnification agreement, a form of which has been previously filed with the SEC.

There have been no transactions with the Company and there are currently no proposed transactions with the Company that would be required to be disclosed under Item 404(a) of Regulation S-K. No arrangement or understanding exists between Mr. Arbuckle and any other person pursuant to which Mr. Arbuckle was selected as a director of the Company.

Item 7.01                                           Regulation FD Disclosure.

On July 24, 2019, the Company issued a press release announcing Mr. Arbuckle’s appointment to the Board. The full text of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01 and the exhibit hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Summary of Non-Employee Director Compensation Policy.
99.1	Press release dated July 24, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHYTHM PHARMACEUTICALS, INC.

Date: July 25, 2019	By:	/s/ Hunter Smith
Hunter Smith
Chief Financial Officer

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